Exhibit 24.1
POWER OF ATTORNEY
The PNC Financial Services Group, Inc.
Registration Statement on Form S-4
     Each of the undersigned directors and/or officers of The PNC Financial Services Group, Inc. (the “Corporation”), a Pennsylvania corporation, hereby names, constitutes and appoints Richard J. Johnson, Randall C. King and George P. Long, III, or any of them, each acting alone, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities in connection with the Registration Statement (“Registration Statement”) on Form S-4 (or other appropriate form) for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Common Stock, par value $5.00 per share, of the Corporation; and in connection with any and all amendments to the Registration Statement and all instruments necessary or in connection therewith, including to sign the Registration Statement and any and all amendments and supplements relating thereto (including stickers and post-effective amendments), in the name and on behalf of Corporation and in the name and on behalf of such officer or director of the Corporation; to attest to the seal of the Corporation thereon; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, any state securities commission and any applicable securities exchange or securities self-regulatory organization; hereby granting to said attorneys-in-fact and agents, and each of them acting alone, the full power and authority to do and perform every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as any such officer or director might or could do in person; and said persons are authorized to take or cause to be taken any and all such further actions in connection therewith in the name and on behalf of the Corporation as they, in their sole discretion, deem necessary or appropriate;
     And each of the undersigned hereby ratifies and confirms all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof.

     IN WITNESS WHEREOF, the following persons have duly signed this Power of Attorney this 22nd day of January, 2008.

Name/Signature	Capacity

/s/ James E. Rohr James E. Rohr	Chairman and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Richard J. Johnson Richard J. Johnson	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Samuel R. Patterson Samuel R. Patterson	Senior Vice President and Controller (Principal Accounting Officer)

/s/ Richard O. Berndt Richard O. Berndt	Director

/s/ Charles E. Bunch Charles E. Bunch	Director

/s/ Paul W. Chellgren Paul W. Chellgren	Director

/s/ Robert N. Clay Robert N. Clay	Director

/s/ George A. Davidson, Jr. George A. Davidson, Jr.	Director

/s/ Kay Coles James Kay Coles James	Director

/s/ Richard B. Kelson Richard B. Kelson	Director

/s/ Bruce C. Lindsay Bruce C. Lindsay	Director

/s/ Anthony A. Massaro Anthony A. Massaro	Director

/s/ Jane G. Pepper Jane G. Pepper	Director

/s/ Donald J. Shepard Donald J. Shepard	Director

/s/ Lorene K. Steffes Lorene K. Steffes	Director

/s/ Dennis F. Strigl Dennis F. Strigl	Director

/s/ Stephen G. Thieke Stephen G. Thieke	Director

/s/ Thomas J. Usher Thomas J. Usher	Director

/s/ George H. Walls, Jr. George H. Walls, Jr.	Director

/s/ Helge H. Wehmeier Helge H. Wehmeier	Director